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                                                                  EXHIBIT (r)(1)

                             CYPRESSTREE INVESTMENTS

                                 CODE OF ETHICS
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                                                               December 14, 1999
                                               Effective 1/1/00

1.   Definitions

     1.1  Cypress Fund. As used in this Code, "Cypress Fund" shall mean any
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entity registered as an open-end or closed-end investment company under the
Investment Company Act of 1940 for which CypressTree Asset Management Corporation, Inc. or CypressTree Investment Management Company, Inc. serves as the investment adviser or sub-adviser other than North American Funds.

     1.2  CypressTree Investments. As used in this Code, "CypressTree
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Investments" shall mean any entity established, now or in the future, as a subsidiary of, or controlled by, Cypress Holding Company other than North American Funds.

     1.3  Access Person. As used in this Code, the term "access person" shall
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mean any trustee, director, officer, general partner or advisory person of a
Cypress Fund or CypressTree Investments. It does not include a non-employee director of CypressTree Investments.

     1.4  Advisory Person. As used in this Code, the term "advisory person"
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shall mean: (i) any adviser or sub-adviser of a Cypress Fund; (ii) any employee of a Cypress Fund, of any company in a control relationship to a Cypress Fund or of any investment adviser of a Cypress Fund, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Cypress Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales including any "Investment Person" or "Portfolio Manager" as defined below; and (iii) any natural person in a control relationship to a Cypress Fund who obtains information concerning recommendations made to a Cypress Fund with regard to the purchase or sale of a security.

     1.5  Active Consideration. A security or loan will be deemed to be under
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"active consideration" when a recommendation to purchase or sell a security or loan has been made and communicated to the person or persons ultimately making the decision to buy or sell the security or loan. A security or loan will be deemed to be under "active consideration" whenever an advisory person focuses on
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a specific security or loan and seriously considers recommending the security or loan to a Cypress Fund. A security or loan will be deemed to be under "active consideration" until a Cypress Fund implements or rejects the recommendation or until the proper advisory person decides not to recommend the purchase or sale of the security or loan to a Cypress Fund. A security or loan will not be deemed under "active consideration" if the security or loan is being reviewed only as part of a general industry survey or other broad monitoring of the securities or financial markets.

     1.6  Beneficial Ownership. "Beneficial ownership" shall be interpreted in
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the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

     1.7  Control. "Control" shall have the same meaning as that set forth in
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Section 2(a)(9) of the Investment Company Act.

     1.8  Investment Person. As used in this Code, the term "Investment Person"
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shall mean a Portfolio Manager or any person, such as a securities analyst or trader, who provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions.

     1.9  Portfolio Manager. As used in this Code, the term "Portfolio Manager"
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shall mean the person or persons with the direct responsibility and authority to make investment decisions affecting any series of a Cypress Fund.

     1.10 Security. "Security" shall have the meaning set forth in Section
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2(a)(36) the Investment Company Act, except that it shall not include securities issued by the Government of the United States, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (i.e., mutual funds).

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     1.11 Disinterested Trustee. As used in this Code, the term "disinterested
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trustee" shall mean a trustee/director of a Cypress Fund who is not an
"interested person" of a Cypress Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

     1.12 Purchase or Sale of a Security. "Purchase or sale of a security"
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includes, inter alia, the writing of an option to purchase or sell a security.

     1.13 Supervisory Person. The General Counsel of the investment adviser of a
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Cypress Fund or such other person designated by the Board of Directors or his/her designee.

     1.14 Loan. Senior secured floating rate loans and other senior secured
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floating rate debt obligations which are generally direct debt obligations undertaken by corporations in connection with recapitalizations, acquisitions, leveraged buy-outs and re-financings.

     1.15 Security Held or to be Acquired. The term "security held or to be
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acquired" means a security which, within the most recent 15 days: (A) has been held by a Cypress Fund; or (B) is being or has been considered by a Cypress Fund or its investment adviser for purchase by a Cypress Fund.

     1.16 Additional Definitions. All other terms used in this Code shall be
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defined by reference to the Investment Company Act of 1940 or the Securities
Exchange Act of 1934.

2.   Purpose of the Code
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     This Code establishes rules of conduct for access persons of a Cypress Fund and is designed to govern the personal securities activities of access persons. The Code is required to contain provisions reasonably necessary to prevent access persons from violating the anti-fraud provisions of Rule 17j-1 under the Investment Company Act of 1940. In general, in connection with personal securities transactions, access persons should: (1) always place the interests of a Cypress Fund's shareholders first; (2) ensure that all personal securities transactions are conducted in a manner that is both consistent with this Code and so as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility; and (3) not take inappropriate advantage of their

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positions. More specifically, this Code is designed to prevent certain practices by access persons in connection with the purchase or sale, directly or indirectly, by such access person of securities held or to be acquired by a Cypress Fund. These include:

     (a)  employing any device, scheme or artifice to defraud a Cypress Fund;

     (b) making any untrue statement of a material fact or omitting to state a material fact that renders statements made to a Cypress Fund misleading;

     (c) engaging in any act, practice, or course of business that acts or would act as a fraud or deceit upon a Cypress Fund; or

     (d)  engaging in any manipulative practice with respect to a Cypress Fund.

3.   Prohibited Purchases and Sales

          3.1 No person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

     (a) is currently under active consideration for purchase or sale by a Cypress Fund; or

     (b) is a security held or to be acquired or to be acquired by a Cypress Fund within the most recent fifteen days.

     (c) is being purchased or sold by a Cypress Fund; provided however, that such security may be purchased or sold by an access person if fifteen days have elapsed from the date a Cypress Fund ceased activity in the purchase or sale of such security or the Cypress Fund no longer holds the position except as noted in Section 3.2 below.

          3.2 No Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect

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beneficial ownership within fifteen days before and after the particular series of a Cypress Fund that he or she manages trades in that security.

          3.3 The limitations and restrictions contained in this Section 3 also relate to the Portfolio Manager of a Cypress Fund the investment objective of which is to provide a high level of current income as is consistent with the preservation of capital, by investing primarily in senior secured floating rate loans that meet certain (or pre-determined) standards.

          3.4 No Investment Person shall acquire any securities in an initial public offering for his or her personal account unless prior approval has bee obtained from the Supervisory Person. Trading in securities prior to the completion of the first day of public trading is strictly prohibited.

          3.5 No Investment Person shall acquire, directly or indirectly, beneficial ownership of any security in a private placement without the prior approval of the Supervisory Person. This approval shall take into account whether the investment opportunity should be reserved for a Cypress Fund, whether the opportunity is being offered to an individual by virtue of his or her position with a Cypress Fund and any other relevant factors. If an Investment Person has purchased a security in a private placement, then (a) such Investment Person must disclose his or her ownership of the security if he or she has a material role in a Cypress Fund's subsequent consideration to purchase the security and (b) a Cypress Fund's decision to purchase the security will be reviewed by at least two other Investment Persons with no personal interest in the issuer.

          3.6 No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Investment Person has beneficial ownership within 60 calendar days.

          3.7 These prohibitions shall apply to the purchase or sale by any access person of any convertible security, option or warrant of any issuer whose underlying securities or senior secured floating rate loans and other senior secured floating rate debt obligations are under active consideration by a Cypress Fund.

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          3.8 Any profits realized on transactions prohibited by this Section 3 shall be paid to the affected series of a Cypress Fund or to a charitable organization designated by the Board of Trustees of a Cypress Fund.

          3.9 These prohibitions shall not apply to purchases and sales specified in Section 4 of this Code.

4.   Exempt Transactions.
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          The prohibitions in Section 3 of this Code shall not apply to the following transactions by access persons:

          (a) purchases or sales effected in any account over which an access person has no direct or indirect influence or control;

          (b) purchases or sales of securities which are not eligible for purchase or sale by a Cypress Fund;

          (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          (d) purchases or sales which are non-volitional on the part of either the access person or a Cypress Fund;

          (e) purchases which are part of an automatic dividend reinvestment plan;

          (f) purchases or sales approved by a majority vote of those trustees/directors having no interest in the transaction (or by another designated person or body not involved in the transaction) upon a showing of good cause. Good cause will be deemed to exist where unexpected hardship occasions the need for additional funds. A change in investment objectives will not be deemed "good cause"; and

          (g) purchases or sales approved by a majority vote of those trustees/directors having no interest in the transactions (or by another designated person or body not involved in the transaction) where the purchases and sales have only a remote

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potential of harming a Cypress Fund because (1) such transactions are in a highly institutionalized market and would have little effect on such market; or
(2) such transactions clearly are not related economically to the securities to be purchased, sold or held by a Cypress Fund.

5.   Prohibited Business Conduct
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          No access person shall, either directly or indirectly:

          (a) engage in any business transaction or arrangement for personal profit based on confidential information gained by way of employment with a Cypress Fund or its investment adviser or sub-adviser or CypressTree Investments;

          (b) communicate non-public information about security transactions of a Cypress Fund, whether current or prospective, to anyone unless necessary as part of the regular course of a Cypress Fund's business. Non-public information regarding particular securities or loan, including reports and recommendations of any investment adviser or sub-adviser to a Cypress Fund, must not be given to anyone who is not an officer or director of a Cypress Fund or the investment adviser or sub-adviser without prior approval of the President of the Cypress Fund;

          (c) accept a gift, favor, or service of more than de minimis value
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from any person which, to the actual knowledge of such access person, does business or might do business with the Cypress Fund, the Trust, the investment adviser, or its affiliates;

          (d) buy or sell any security or any other property from or to a Cypress Fund.

          No Investment Person shall serve on the Board of Directors of any publicly traded company without prior authorization from the Supervisory Person based upon a determination that such board service would be consistent with the interests of the Cypress Fund and its shareholders. Any Investment Person so authorized to serve as a director will be

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isolated from other persons making investment decisions for the Cypress Fund through a "Chinese Wall" or other procedures. Please refer to the Chinese Wall policy.

6.   Reporting
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          6.1 Every access person shall report to the Board of
Trustees/Directors of the a Cypress Fund or its designee any transaction in a security or loan in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security or loan; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which he or she has no direct or indirect influence or control.

          6.2 Notwithstanding Section 6.1 of this Code, an access person need not make a report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

          6.3 A transaction shall be reported not later than 10 days after the end of the calendar quarter during which the transaction was effected pursuant to the Policy and Procedures of CypressTree Investments for Personal Security Transactions.

          6.4 A disinterested trustee/director of a Cypress Fund need only report a transaction in a security if the trustee/director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee/director of the Cypress Fund, should have known that, during the 15 day period immediately preceding or after the date of the transaction by the trustee/director, the security is or was under active consideration for purchase or sale by a Cypress Fund or its investment adviser or sub-adviser or is or was purchased or sold by a Cypress Fund.

          6.5 Any reports required by this section shall state:

          (a) the title and number of shares, and the principal amount of the security involved;

          (b) the date and nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

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          (c)  the price at which the transaction was effected; and

          (d) the name of the broker, dealer or bank with or through whom the transaction was effected.

          The report may also contain a statement declaring that the reporting or recording of any transaction shall not be construed as an admission by the access person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

          6.6 All access persons shall cause duplicate brokerage statements and confirmations which set forth all transactions required to be reported hereunder to be sent to the Supervisory Person.

          6.7 Upon commencement of employment, each Investment Person shall disclose his or her current personal securities holdings.

          6.8 Each access person shall certify annually that he or she has read and understood the Code and recognizes that he or she is subject to the Code. Further, each access person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

          6.9 At least annually, a Cypress Fund's investment adviser shall report to the Board of Trustees/Directors regarding:

          (a) all existing procedures concerning personal trading activities and any procedural changes made during the past year;

          (b) any recommended changes to the Code or procedures; and

          (c) any violations which occurred during the past year with respect to which significant remedial action was taken.

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          6.10 Every access person aware of any violation of this Code shall report the violation to the Supervisory Person in an expedient fashion.

7.   Sanctions
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     Upon learning of a violation of this Code, the Board of Trustees/Directors of a Cypress Fund or its designee may impose any sanctions as it deems appropriate under the circumstance, including, but not limited to, letters of reprimand, suspension or termination of employment, disgorgement of profits and notification to regulatory authorities in the case of Code violations which also constitute fraudulent conduct.

8.   Applicability of Code to Sub-advisers
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     Any person who is an access person because of his or her relationship with a sub-adviser of a Cypress Fund is not subject to this Code provided that such sub-adviser has adopted its own Code of Ethics that substantially complies with Rule 17j-1 under the Investment Company Act of 1940.

9.   Designation of Supervisory Person
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     The Funds' Secretary is hereby designated as the Supervisory Person responsible for determining compliance by the Funds with said Rule 17j-1.